Exhibit 99.2

Crowdkeep and VEEA Announce Strategic Partnership to Deliver AI-Enabled Hybrid Edge-Cloud Managed Solutions for Construction, Healthcare, Logistics, and Education

Unifying Crowdkeep’s IoT Platform with Veea’s Edge Platform creates a wholistic platform managed at the edge, optimizing operational efficiencies, maximizing safety, and streamlining campus and construction site management

NEW YORK and WASHINGTON, DC – September 17, 2024 – Crowdkeep, the leading Internet of Things (IoT) platform in asset, people, and condition tracking; and Veea (NASDAQ: VEEA), a first-to-market pioneer in hyperconverged multiaccess networks with AI-driven cybersecurity, have announced their partnership to integrate their respective technologies into a singular, tailored solution to track assets, people, and conditions across a variety of use cases complementing a plethora of edge applications, developed by Veea and its ecosystem partners, that together run on Veea Edge Platform.

The combined capabilities of Crowdkeep and Veea is offered through an AI-enabled multiaccess edge computing platform with 4G or 5G connectivity, an IoT gateway and a comprehensive cloud backend for device and application management, and the associated data analytics, enabling organizations to maintain visibility on employees, students or guests at a venue, manage and track valuable assets along with visual displays of camera streams, event notifications, utilization rates and footfall analytics with heatmaps. The solution also offers management, monitoring, programming or automation of a) IoT endpoints (e.g., cameras, smart locks, gunshot audio detector, or leak detectors), b) access authorization and lockdown management, c) energy consumption (e.g., lighting, HVAC or refrigeration), d) environmental conditions like air or water quality, e) occupancy (i.e., with cameras or occupancy sensors), f) compliance, safety (e.g., accident or fight detection with cameras), g) digital health with alerts (i.e., sensors and cameras), h) predictive maintenance, i) management of cached content or digital forms at the edge for privacy, secure delivery when in proximity, or when latency sensitive, j) smart check-outs, and k) interactive digital displays with language translations, among numerous other features.

With optimized solutions for construction, education, healthcare, and logistics, the combined Crowdkeep - Veea platform features capabilities and applications such as automated attendance tracking, seamless timesheet approvals, industry-specific functionalities such as emergency response systems for schools or geo-fenced hazardous areas for construction sites with notification capabilities that support event triggers for automated functions, alarms and the full range of private or public communications at the edge.

Automated attendance tracking allows administrators to track employee/student attendance and streamlines staff timesheet completion, while smart asset management offers the ability to track the location of all valuable assets, such as laptops, valuable tools or machinery with AI-powered usage analytics and a recommendation engine for optimal resource allocation by the school administrators and staff. Integrations for environmental monitoring allow administrators to monitor, detect, control and/or automate conditions like fire or smoking/vaping with notifications, temperature, air and water quality. Veea’s implementation of Containerized Portable Niagara Framework from Tridium allows additional energy and building management use cases.

The emergency response solutions not only ensures compliance to newly-passed legislation like Alyssa’s Law, but goes farther, allowing parents direct monitoring access to their children with a simple wristband or a tag at all times while on campus. The platform’s people tracking technology is supported by a mesh IoT network, which triangulates a user’s location through the wearable tag with real-time accuracy, guaranteeing the most reliable information for authorities in emergency situations.

The combined platform, with distributed computing nodes over a multiaccess mesh connectivity network, is capable of collecting enormous amounts of data from connected devices (e.g., user devices, cameras and sensors) where a machine learning application can be employed to make data-driven predictions or decisions with fusion of logic derived from data collected from different sensors and cameras. The Edge AI is delivered through a computer vision application with the ability to interpret and analyze camera streams and time-lapse images to then turn them into actionable insights, detecting both anomalies and progress as well as workers’ location on the job site and behavior. More complex features such as neural reasoning with digital twins can extract complex events and trigger alerts from captured data, for example, to reconstruct complex building structures and detect deviations. The combined offerings span across a range of other industries and verticals.

For more information on Crowdkeep and Veea’s platforms and combined solution, visit https://crowdkeep.com/ and https://www.veea.com/.

About Crowdkeep

Crowdkeep is an Internet of Things (IoT) platform that empowers users to make fast, informed decisions about people, assets, and conditions throughout the workplace. Created out of a desire to introduce a comprehensive IoT platform that enables a safer and more efficient workplace, Crowdkeep looks to the future with agility and confidence to pioneer technologies that have staying power in the constantly evolving digital world.

Crowdkeep is proud to be part of a wave of digital transformation technologies, which are changing the way businesses and organizations operate and make decisions. Crowdkeep takes aim at the ineffective and obsolete ways of doing things and offers customers cost effective solutions that are less complex, easy to deploy, and lead to insights and intelligent analysis that help the workplace become more productive and run safer. For more information visit crowdkeep.com.

About Veea

Veea® makes living and working at the edge simpler and more secure. Veea has unified multi-tenant computing, multiaccess multiprotocol communications, edge storage and cybersecurity solutions through fully integrated cloud- and edge-managed products. Veea’s pioneering Multiaccess Edge Computing (MEC) product developed from the ground up in a compact form factor brings together the functionality typically provided for through any combination of servers, Network Attached Storage (NAS) devices, routers, firewalls, Wi-Fi Access Points (APs), IoT gateways, 4G or 5G wireless access, and Cloud Computing (CC) by means of multiple hardware, software and systems integrated and maintained by IT/OT professionals. Compared to such solutions, Veea Edge Platform offers application responsiveness, bolsters cybersecurity, data privacy and context awareness, and lowers data transport costs as well as total cost of ownership, while providing for easy installation, operations, monitoring and maintenance of edge networks. At the heart of VeeaHub products resides a Linux server with a full-stack virtualized software environment for cloud-native applications that run in Secured DockerTM containers, with a high degree of user data and application isolation, Software Defined Networking (SDN), Network Function Virtualization (NFV) and cybersecurity, delivering hyperconverged networking over a connectivity and computing mesh network. The fully integrated turnkey solution offers end-to-end cloud management of devices, applications and value-added services with Zero Trust Network Access (ZTNA) and, optionally, a highly simplified plug and play 5G-based Secure Access Service Edge (SASE) offering. Veea Edge Platform enables direct connections from the wide area optical fiber, cellular and satellite networks to the local area networks created by a VeeaHub mesh cluster over cellular-like network-managed Wi-Fi and IoT devices - a unique patented capability called network slicing. Veea Developer Portal and development tools provide for rapid development of edge applications, optionally, with Edge AI. Veea has implemented a range of cost-effective solutions for B2B and B2B2C offerings through service providers, channel partners, system integrators, enterprise partners, and government agencies for smart retail, smart construction, smart logistics and warehouses, smart farms and greenhouses, smart buildings, smart schools, smart hospitals, smart museums to smart cities. Veea was formed in 2014 and is headquartered in New York City with a rich history of major innovations in the development of advanced networking, wireless and computing technologies, along with over 103 granted and 33 pending patents in key aspects of hyperconverged edge computing technologies. For more information, visit veea.com and follow us on X and LinkedIn.